As filed with the Securities and Exchange Commission on April 28, 2000

                                                      Registration No.  333-____
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            -------------------------
                                    FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                            -------------------------
                             CHENIERE ENERGY, INC.
            (Exact name of Registrant as specified in its charter)

         Delaware                         1382                    95-4352386
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
    of incorporation)          Classification Code Number)   Identification No.)

                               Two Allen Center
                         1200 Smith Street, Suite 1740
                          Houston, Texas  77002-4312
                                (713) 659-1361
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                             CHENIERE ENERGY, INC.
                            1997 STOCK OPTION PLAN
                           (Full Title of the Plan)
                           -------------------------

                                Don A. Turkleson
                            Chief Financial Officer
                             Cheniere Energy, Inc.
                                Two Allen Center
                         1200 Smith Street, Suite 1740
                           Houston, Texas  77002-4312
                                 (713) 659-1361
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           -------------------------
                                    Copy to:
                              John B. Clutterbuck
                     Mayor, Day, Caldwell & Keeton, L.L.P.
                           700 Louisiana, Suite 1900
                           Houston, Texas  77002-2778
                                 (713) 225-7000
                           -------------------------

                        CALCULATION OF REGISTRATION FEE


     TITLE OF EACH CLASS              AMOUNT         PROPOSED MAXIMUM    PROPOSED MAXIMUM         AMOUNT
OF SECURITIES TO BE REGISTERED         TO BE          OFFERING PRICE         AGGREGATE              OF
                                 REGISTERED/(1)/      PER SHARE/(1)/    OFFERING PRICE/(1)/   REGISTRATION FEE
=============================================================================================================
Common Price, par value          1,000,000 shares          $0.563             $563,000            $148.63
$.003 per share
=============================================================================================================

 /(1)/ Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended.

    INCORPORATION OF CONTENTS OF EARLIER REGISTRATION STATEMENT BY REFERENCE

  The contents of earlier registration statement, file number 333-52479, are incorporated by reference and made a part hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 28th day of April, 2000.

                                  CHENIERE ENERGY, INC.


                                  By: /s/ MICHAEL L. HARVEY
                                      ---------------------
                                  Name:  Michael L. Harvey
                                  Title:  President and Chief Executive Officer



          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated, on this 28th day of April, 2000.

Name and Signature               Title                                       Date
------------------               -----                                       ----
/s/ CHARIF SOUKI                 Chairman of the Board                       April 28, 2000
-------------------------
Charif Souki

/s/ MICHAEL L/ HARVEY            President and Chief Executive Officer,      April 28, 2000
-------------------------        Director (Principal Executive Officer)
Michael L. Harvey

/s/ WALTER L. WILLIAMS           Vice Chairman                               April 28, 2000
-------------------------        Director
Walter L. Williams

/s/ DON A. TURKLESON             Chief Financial Officer, Secretary and      April 28, 2000
-------------------------        Treasurer (Principal Financial and
Don A. Turkleson                 Accounting Officer)


/s/ WILLIAM D. FORSTER           Director                                    April 28, 2000
-------------------------
William D Forster

/s/ KENNETH R. PEAK              Director                                    April 28, 2000
-------------------------
Kenneth R. Peak

/s/ CHARLES M. REIMER            Director
-------------------------                                                    April 28, 2000
Charles M. Reimer

                                 EXHIBIT INDEX


                                                                                     SEQUENTIALLY
                                                                                       NUMBERED
EXHIBIT NO.                        DESCRIPTION AND LOCATION                             PAGES*
-----------                       --------------------------                           --------

*4(a)(1)      Amended and Restated Certificate of Incorporation of Cheniere
              Energy, Inc. ("Cheniere") (Exhibit 3.1 of Cheniere's Quarterly
              Report on Form 10-Q for the quarter ended June 30, 1999; File No.
              000-09092).

*4(a)(2) Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cheniere (Exhibit 3.2 of Cheniere's Quarterly
              Report on Form 10-Q for the quarter ended June 30, 1999; File No.
              000-09092).

*4(b) By-laws of Cheniere as amended through April 7, 1997 (Exhibit 3.2 of Cheniere's Annual Report on Form 10-K for the year ended
              December 31, 1998; File No. 000-09092).

*4(c)         Specimen Common Stock Certificate (Exhibit 4.1 to Cheniere's
              Registration Statement on Form S-1 dated August 27, 1996; File
              No. 333-10905).

*4(d)         1997 Stock Option Plan (Exhibit 10.25 to Cheniere's Quarterly
              Report on Form 10-Q for the quarterly period ended November 30, 1997; File No. 000-09092).

*4(e)         Cheniere Energy, Inc. 1997 Stock Option Plan, Amendment No. 1
              Increasing Number of Shares Subject to Plan (Exhibit 10.27 to
              Cheniere's Annual Report on Form 10-K for the year ended December
              31, 1999; File No. 000-09092).

5             Opinion of Mayor, Day, Caldwell & Keeton, L.L.P.

23(a)         Consent of Mayor, Day, Caldwell & Keeton, L.L.P. (included in
              Exhibit 5).

23(b)         Consent of PricewaterhouseCoopers LLP

____________________________
* Incorporated by reference as indicated.